Exhibit 21
Subsidiaries of the Company
Molex Incorporated
Delaware, 36-2369491
Cardell Corporation
Michigan, 38-2249547
Cardell USVI International Sales Corporation
Virgin Islands (US), 66-0507336
Molex International, Inc.
Delaware, 36-2754920
Molex Brazil Ltda
Amazonas, 49.730.864/0001-58
Molex CV Holdings, Inc.
Delaware, 01-0697374
MI European Holdings CV
Netherlands, 98-0498976
Molex European Holdings BV
Netherlands, —
Molex Zetronic S.r.l. Unico Socio
Italy, 98-0375454
Molex Interconnect GmbH
Netherlands, 98-0428232
Molex B.V.
Netherlands, 98-0375451
Molex Deutschland GmbH
Baden-Württemberg, 98-0428927
Molex Ireland Ltd.
Ireland, 98-0375453
Molex Electronics (Ireland) Ltd.
Ireland, —

Molex Slovakia a.s.
Slovakia, 98-0375455
KYBERNEX s.r.o.
Slovakia, —
Molex Svenska A.B.
Sweden, —
Moltech
Poland, 927-16-29-358
Molex (India) Ltd.
Maharashtra, —
Molex Mafatlal Micron Private Limited
Gujarat, —
Molex India Tooling PVT Limited
Karnataka, —
Molex Mafatlal Micron Private Limited
Gujarat, —
Molex India Tooling PVT Limited
Karnataka, —
Automotive Connectors India Private Ltd.
Karnataka, —
Molex (Malaysia) Sdn. Bhd.
Penang, 162032P
Molex Alin International, Incorporated
British Virgin Islands, —
Molex de Mexico S.A. de C.V.
Mexico, MME730507RR9
Molex Automotive SARL
France, —
MOL Automotive Lda
Portugal, 98-0496203

Moltes s.r.o.
Slovakia, 98-0496409
Molex Far East-South Management Pte. Ltd.
Singapore, —
Molex Singapore Pte. Ltd.
Singapore, 197701150M
Molex Interconnect (Shanghai) Co. Ltd.
China, —
Molex Interconnect (Chengdu) Co., Ltd.
China, —
Molex Hong Kong/China Ltd.
Hong Kong, —
Molex Taiwan Ltd.
Taiwan, —
Molex (Thailand) Ltd.
Bangkok, 3-101-576146
Molex-Japan Co., Ltd.
Japan, —
Molex (Dalian) Co. Ltd.
China, —
Molex (Dalien) Logistics Co., Ltd.
China, —
Tachibana ESCO Company, Limited
Fukushima, —
Shanghai ESCO Electronics Co. Ltd.
Shanghai, —
Shanghai ESCO Densou, Co., Ltd.
Shanghai, —
Shanghai ESCO Precision Die and Mold Co., Ltd.
Shanghai, —

Molex Korea Co., Ltd.
South Korea, —
MPN EE sp zo.o
Poland, —
Molex Premise Networks sp zo.o
Poland, —
Molex Interconnect (Beijing) Co., Ltd.
China, —
Molex Holding GmbH
Germany, 98-0375449
Molex Polska Management SP z.o.o.
Poland, 927-173-21-45
Molex Slovakia Management, s.r.o.
Slovakia, —
Molex Elektronik GmbH
Slovakia, 98-0375447
Molex GmbH
Germany, 98-0375452
Dongguan Molex South-China Connector Co. Ltd.
Dongguan, Guangdong province, 441900618101460
Dongguan Molex Interconnect Co Ltd.
China, 441900722445095
Molex Electronics Limited
New Brunswick, —
Molex Connector Corporation
Delaware, 36-4161983
Molex Copper Flex Products, Inc.
Minnesota, 41-1288861
Woodhead Industries, Inc.
Delaware, 36-1982580

Woodhead Interconnect, Inc.
Delaware, 04-3188099
WH One LLC
Delaware, —
WH Two LLC
Delaware, —
Woodhead Japan Corporation
Delaware / Japan, 36-4115764
Aero-Motive Company
Michigan, 39-1987845
Central Rubber Company
Illinois, 36-0885070
Daniel Woodhead Company
Delaware, 36-3538206
DW Holding LLC
Delaware, —
Woodhead LP
Texas, 36-4315223
Woodhead Asia Pte Ltd
Singapore, 36-4131062
Woodhead de Mexico S.A. de C.V.
Mexico, WME 800225 6L8
Woodhead Canada Limited
Federally Chartered, WCAN
Woodhead Finance Company
Federally Chartered, —
mPm S.r.L.
Italy, —
Woodhead Connectivity GmbH
Germany, —

Deerfield Partners CV
Netherlands, 52-2314339
Woodhead International BV
Netherlands, 52-2314340
Woodhead Connectivity Limited
United Kingdom, 52-2314341
Woodhead France EURL
France, 52-2314342
Woodhead Connectivity SAS
France, —
Woodhead Software & Electronic SASU
France, 52-2340522
I.M.A. SrL
Italy, —
Applicom International GmbH
Germany, —
Molex (India) Ltd.
Maharashtra, —
Molex India Tooling PVT Limited
Karnataka, —
Automotive Connectors India Private Ltd.
Karnataka, —
Molex S.A. de C.V.
Nogales, —